EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of FaxSav Incorporated on Form S-8 (File No. 333-17293) of our report dated March 18, 1997, on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation) as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                                  COOPERS & LYBRAND L.L.P.


Parsippany, New Jersey
March 27, 1997